Exhibit 99.1

NEWS RELEASE
Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777
Transcat Reports Strong Fiscal First Quarter 2027 Financial Results with Double-Digit
Service Organic Revenue* Growth and Service Gross Margin Expansion

•Q1’27 Revenue Increased 22% to $92.9 Million
•Q1’27 Service Revenue Increased 27% to $62.6 Million
•Q1 '27 Service Gross Margin Expanded 90 Basis Points to 33.9%
•Q1’27 Distribution Revenue Grew 11% to $30.4 Million on Strong Demand for Rentals
•Management to Host Conference Call Today at 4:30 p.m. Eastern Time
ROCHESTER, NY, August 4, 2026 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leader in test measurement, control and calibration, has reported its financial and operational results for its fiscal first quarter ended June 27, 2026 (the “first quarter”) of fiscal year 2027.
Management Commentary
First 100 Days
"Prior to discussing our strong financial performance, I want to share my observations and take aways after my first full quarter as CEO of Transcat,” said Jaime Irick, President and CEO. "Over the past hundred days, I have engaged with and learned from our customers, strategic partners, and Transcat teammates across our technology labs, field operations, and sales organization. I have also conducted extensive reviews of Transcat’s end-to-end operations across North America, Central America, and Ireland; spent time with the analyst and investment community; and held in-depth discussions, both individually and collectively, with our Board of Directors. These firsthand experiences have only strengthened my appreciation for Transcat’s leadership, the dedication of our employees, and the lasting customer and strategic partnerships we have built over more than 60 years of industry leadership.

“Our first quarter results, together with the insights gained during my first 100 days, reinforce my conviction that we have clear, measurable opportunities to build on our industry-leading organic and inorganic growth. Just as importantly, they underscore our opportunity to become as recognized for operational excellence as we have historically been for growth. This journey will take time and disciplined execution. By relentlessly improving our customer-facing business processes, deploying proven Lean operating principles, optimizing business mix and pricing, and applying AI to enhance productivity and customer solutions, we can activate repeatable levers to expand margins and strengthen the foundation for continued growth. As we move forward, we will build an even stronger Transcat by growing the business, improving how we operate, and energizing our teammates.

Continued Strong Financial Performance

"The fiscal first quarter of 2027 showcased another sequential quarter of strong financial performance as strength in the Calibration business drove double-digit Service revenue growth, double-digit Service organic revenue* growth and Service gross margin expansion. The inherent operating leverage in our Service model, along with our focus on operational excellence and maturing of new customer relationships, drove 90bps of Service gross margin expansion. Distribution revenue grew 11% during the quarter, fueled by continued

strength in Rentals and Product sales. Revenue momentum combined with productivity gains enabled a 19% increase in adjusted EBITDA*. Given our strong organic growth, operational excellence, and strategic acquisitions, we believe Transcat continues to gain market share in the calibration services market.

“Looking ahead, we remain optimistic about the Service segment’s momentum, supported by high customer retention, conversion of new business wins into revenue, and continued strong demand in life sciences, aerospace and defense, and the other regulated end markets we serve. The recent acquisition of SCM is progressing well and we are excited about the opportunity that exists in Central America. For the fiscal 2027 full year, we confidently expect Service organic revenue growth in the high single-digits and Service gross margin expansion, assuming the broader economic environment remains stable.

“Fiscal first quarter financial results are a testament to the execution of our proven and successful core strategy: strong service organic revenue growth, service gross margin expansion, strategic M&A, and steady rentals growth. We believe our compelling customer value proposition and focus on operational excellence, along with continued acquisitions of premier calibration service companies, positions Transcat to deliver sustainable, long-term shareholder value," concluded Mr. Irick.

*See Note 1 on page 4 for a description of the non-GAAP financial measures and pages 10-14 for the reconciliation tables.
First Quarter Fiscal 2027 Results
(Results are compared with the first quarter of the fiscal year ended June 28, 2025 (“fiscal 2026”))

($ in thousands)			Change
	FY27 Q1	FY26 Q1	$	%
Service Revenue	$62,559	$49,144	$13,415	27.3%
Distribution Revenue	30,386	27,280	3,106	11.4%
Revenue	$92,945	$76,424	$16,521	21.6%

Gross Profit	$30,734	$25,821	$4,913	19.0%
Gross Margin	33.1%	33.8%

Operating Income	$3,719	$5,338	$(1,620)	(30.3)%
Operating Margin	4.0%	7.0%

Net Income	$1,331	$3,261	$(1,931)	(59.2)%
Net Margin	1.4%	4.3%

Adjusted Net Income*	$4,852	$5,524	$(672)	(12.2)%
Adjusted Net Margin*	5.2%	7.2%

Adjusted EBITDA*	$13,956	$11,768	$2,188	18.6%
Adjusted EBITDA* Margin	15.0%	15.4%

Diluted EPS	$0.14	$0.35	$(0.21)	(59.9)%

Adjusted Diluted EPS*	$0.51	$0.59	$(0.08)	(13.6)%
Consolidated revenue was $92.9 million, an increase of $16.5 million or 21.6%, driven by growth in both service and distribution segments. Consolidated gross profit was $30.7 million, an increase of $4.9 million, or 19.0%, while gross margin decreased 70bps when compared to the prior year period.
Operating expenses were $27.0 million, an increase of $6.5 million, or 31.9%, driven by incremental expenses from acquired businesses, including intangible assets amortization expense, increased stock-based compensation expense, and executive transition costs.

Net income was $1.3 million, and Adjusted EBITDA* was $14.0 million, which represented an increase of $2.2 million or 18.6%, primarily driven by strong revenue growth. Earnings per diluted share was $0.14 compared to earnings per diluted share of $0.35 last year. Adjusted Diluted Earnings Per Share* were $0.51 versus $0.59 last year.
*See Note 1 on page 4 for a description of these non-GAAP financial measures and pages 10-14 for the reconciliation tables.
Service Segment First Quarter Results
Represents the accredited calibration, repair, inspection and laboratory instrument services business (67.3% of total revenue for the first quarter of fiscal 2027).

($ in thousands)			Change
	FY27 Q1	FY26 Q1	$	%
Service Segment Revenue	$62,559	$49,144	$13,415	27.3%
Gross Profit	$21,178	$16,209	$4,969	30.7%
Gross Margin	33.9%	33.0%

Operating (Loss) Income	$2,280	$2,566	$(286)	(11.1)%
Operating Margin	3.6%	5.2%

Adjusted Operating Income*	$9,629	$7,158	$2,471	34.5%
Adjusted Operating Margin*	15.4%	14.6%
* See Note 1 on page 4 for a description of this non-GAAP financial measure and pages 10-14 for the reconciliation tables.
Service segment revenue was $62.6 million, an increase of $13.4 million, or 27.3%, and included $6.9 million of incremental revenue from acquisitions. The segment gross margin was 33.9%, an increase of 90bps from the prior year.
Distribution Segment First Quarter Results
Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (32.7% of total revenue for the first quarter of fiscal 2027).

($ in thousands)			Change
	FY27 Q1	FY26 Q1	$	%
Distribution Segment Revenue	$30,386	$27,280	$3,106	11.4%
Gross Profit	$9,556	$9,612	$(56)	(0.6%)
Gross Margin	31.4%	35.2%

Operating Income	$1,439	$2,772	$(1,333)	(48.1%)
Operating Margin	4.7%	10.2%

Adjusted Operating Income*	$4,346	$4,943	$(597)	(12.1%)
Adjusted Operating Margin*	14.3%	18.1%
*See Note 1 on page 4 for a description of this non-GAAP financial measure and pages 10-14 for the reconciliation tables.
Distribution segment revenue was $30.4 million, which represented an increase of $3.1 million, or 11.4%. Distribution segment gross margin was 31.4%, a decrease of 380 bps. The revenue increase was driven by continued strength in rentals and product sales. The revenue mix in the current quarter compared to the prior year quarter resulted in a decrease in gross margin.

Balance Sheet and Cash Flow Overview
On June 27, 2026, the Company had $6.7 million in cash and cash equivalents on hand and $39.6 million available for borrowing, subject to covenant restrictions, under its secured revolving credit facility. Net cash provided by operations for the three months ended June 27, 2026 and June 28, 2025 was $8.8 million and $3.6 million, respectively. Operating free cash flow* for the three months ended June 27, 2026 was $4.8 million.
Total long-term debt as of June 27, 2026 was $110.4 million versus $99.9 million on March 28, 2026.
Tom Barbato, Transcat’s Chief Financial Officer, added, “Net income decreased $1.9 million, in line with expectations and influenced by higher levels of deal-related amortization and stock compensation expense. That said, Adjusted EBITDA* grew 19%, and we believe it is a better indicator of our ability to generate cash. The result was a year-over-year increase in operating free cash flow of $5.8 million. Given increased levels of cash generation, our strong balance sheet and proven strategic execution, we believe we remain well-positioned to pursue opportunities for growth through both organic initiatives and strategic M&A.”

*See Note 1 on page 4 for a description of the non-GAAP financial measures and pages 10-14 for the reconciliation tables.
Fiscal First Quarter 2027 Results Webcast and Conference Call
Transcat will host a conference call and webcast on Tuesday, August 4, 2026, at 4:30 p.m. ET. Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook. A question-and-answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (833) 419-0865. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.
Tuesday, August 4, 2026
4:30 p.m. Eastern Time
Dial-in – Toll-Free US / Canada: 1-833-419-0865
Dial-in – Toll / International: 1-785-838-9333
Conference ID: TRANSCAT (THIS CONFERENCE ID WILL BE REQUIRED FOR ENTRY)
Webcast and accompanying slide presentation:
https://viavid.webcasts.com/starthere.jsp?ei=1767397&tp_key=17aef9c35b

A telephonic replay will be available from 8:30 p.m. ET on the day of the conference call through Tuesday, August 18, 2026. To listen to the archived call, dial 1-844-512-2921 from the US or Canada, or 1-412-317-6671 from international locations, and enter conference ID number 11161995 or access the webcast replay at https://www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures
In addition to reporting service revenue, net income, operating income, diluted earnings per share, net cash provided by operating activities, and long-term debt, which are U.S. generally accepted accounting principle ("GAAP") measures, we present service organic revenue, adjusted net income, adjusted EBITDA, adjusted operating income, adjusted diluted earnings per share, operating free cash flow and net debt, which are non-GAAP measures. Management uses these non-GAAP measures as indicators to better assess comparability between periods and as a basis for planning and forecasting because management believes these non-GAAP measures reflect our core business operations. These non-GAAP measures are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the SEC. As such, they should not be considered a substitute for the corresponding GAAP measures and, therefore, they should not be used in isolation, but in conjunction with the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See pages 10-14 for the reconciliation tables.

About Transcat
Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the life sciences industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its Calibration Service Centers strategically located across the United States and Internationally. In addition, Transcat operates calibration labs in imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, Cost, Control and Optimizations services, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at Transcat.com

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “anticipate,” “assuming,” “believe,” “can,” “continue,” “estimate,” “expect,” “focus,” “looking ahead,” “may,” “plan,” “opportunity,” “outlook,” “potential,” “strategy,” “will,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

Investor Relations
Chris Tyson
Executive Vice President
MZ Group - MZ North America
Phone: (949) 491-8235
TRNS@mzgroup.us
www.mzgroup.us
FINANCIAL TABLES FOLLOW.

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	June 27, 2026	June 28, 2025

Service Revenue	$62,559	$49,144
Distribution Revenue	30,386	27,280
Total Revenue	92,945	76,424

Cost of Service Revenue	41,381	32,935
Cost of Distribution Revenue	20,830	17,668
Total Cost of Revenue	62,211	50,603

Gross Profit	30,734	25,821

Selling, Marketing and Warehouse Expenses	11,374	9,515
General and Administrative Expenses	15,641	10,968
Total Operating Expenses	27,015	20,483

Operating Income	3,719	5,338

Interest Expense	1,518	451
Interest Income	(3)	(11)
Other Expense	19	333
Total Interest and Other Expense, net	1,534	773

Income Before Provision for Income Taxes	2,185	4,565
Provision for Income Taxes	854	1,304

Net Income	$1,331	$3,261

Basic Earnings Per Share	$0.14	$0.35
Basic Average Shares Outstanding	9,353	9,317

Diluted Earnings Per Share	$0.14	$0.35
Diluted Average Shares Outstanding	9,473	9,389

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share and Per Share Amounts)

	June 27, 2026	March 28, 2026
ASSETS
Current Assets:
Cash and Cash Equivalents	$6,709	$4,942
Accounts Receivable, less allowance for credit losses of $936 and $851 as of June 27, 2026 and March 28, 2026, respectively	66,748	65,170
Other Receivables	727	672
Inventory	14,777	13,705
Prepaid Expenses and Other Current Assets	6,773	7,973
Total Current Assets	95,734	92,462
Property and Equipment, net	58,368	57,801
Goodwill	226,808	218,185
Intangible Assets, net	78,194	77,706
Right to Use Assets	31,801	32,365
Other Assets	1,723	1,968
Total Assets	$492,628	$480,487

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$20,302	$17,931
Accrued Compensation and Other Current Liabilities	18,115	21,697
Total Current Liabilities	38,417	39,628
Long-Term Debt	110,385	99,885
Deferred Tax Liabilities, net	11,361	10,167
Lease Liabilities	28,391	29,000
Other Liabilities	1,175	1,188
Total Liabilities	189,729	179,868

Commitments and Contingencies (Note 6)

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 9,359,263 and 9,333,953 shares issued and outstanding as of June 27, 2026 and March 28, 2026, respectively	4,680	4,670
Capital in Excess of Par Value	200,629	199,115
Accumulated Other Comprehensive Loss	(1,258)	(923)
Retained Earnings	98,848	97,757
Total Shareholders' Equity	302,899	300,619
Total Liabilities and Shareholders' Equity	$492,628	$480,487

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months Ended
	June 27, 2026	June 28, 2025
Cash Flows from Operating Activities:
Net Income	$1,331	$3,261
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	45	54
Noncash Lease Expense	1,599	915
Deferred Income Taxes	2	24
Depreciation and Amortization	6,959	5,605
Amortization of Deferred Financing Costs	38	-
Provision for Accounts Receivable and Inventory Reserves	115	118
Stock-Based Compensation Expense	1,978	1,130
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	(1,264)	(1,214)
Inventory	407	(745)
Prepaid Expenses and Other Current Assets	1,537	1,737
Accounts Payable	1,790	(3,300)
Accrued Compensation and Other Current Liabilities	(4,152)	(3,423)
Lease Liabilities	(1,567)	(915)
Income Taxes Payable	-	376
Net Cash Provided by Operating Activities	8,817	3,623

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(3,982)	(4,598)
Business Acquisitions, net of cash acquired	(12,808)	-
Net Cash Used in Investing Activities	(16,790)	(4,598)

Cash Flows from Financing Activities:
Proceeds From Revolving Credit Facility, net of lender fees	20,835	31,690
Repayment of Revolving Credit Facility	(10,335)	(29,399)
Repayments of Term Loan	-	(602)
Issuance of Common Stock, net of direct costs	1,161	257
Repayment of Financing Leases	(84)	-
Repurchase of Common Stock	(1,855)	-
Net Cash Provided by Financing Activities	9,722	1,946

Effect of Exchange Rate Changes on Cash and Cash Equivalents	18	(627)

Net Increase in Cash and Cash Equivalents	1,767	344
Cash and Cash Equivalents at Beginning of Period	4,942	1,517
Cash and Cash Equivalents at End of Period	$6,709	$1,861

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2027
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,331	$-	$-	$-	$1,331
Interest Expense, Net	1,515	-	-	-	1,515
Tax Provision	854	-	-	-	854
Depreciation & Amortization	6,914	-	-	-	6,914
Executive Transition Costs (1)	736	-	-	-	736
Transaction Expenses (2)	628	-	-	-	628
Non-cash Stock Compensation	1,978	-	-	-	1,978
Adjusted EBITDA*	$13,956	$-	$-	$-	$13,956
Adjusted EBITDA Margin #	15.0%				15.0%

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income (Loss)	$3,261	$1,269	$(1,101)	$1,947	$5,376
Interest Expense, Net	440	1,264	1,500	1,375	4,579
Tax Provision	1,304	760	(338)	887	2,613
Depreciation & Amortization	5,605	6,487	7,130	6,950	26,172
Executive Transition Costs (1)	-	-	771	935	1,706
Transaction Expenses (2)	28	496	45	175	744
Non-cash Stock Compensation	1,130	1,839	2,061	2,519	7,549
Adjusted EBITDA*	$11,768	$12,115	$10,068	$14,788	$48,739
Adjusted EBITDA Margin #	15.4%	14.7%	12.0%	16.6%	14.7%

*See Note 1 on page 4 for a description of the non-GAAP financial measures.
# Calculated by dividing Adjusted EBITDA* by Revenue.
(1) Costs incurred in connection with the CEO transition plan.
(2) Expenses incurred in connection with acquisitions.

TRANSCAT, INC.
Operating Income Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2027
Segment Breakdown	Q1	Q2	Q3	Q4	YTD
Service Operating Income	$2,280	$-	$-	-	2,280
Depreciation & Amortization	5,006	-	-	-	5,006
Executive Transition Costs (1)	491	-	-	-	491
Transaction Expenses (2)	524	-	-	-	524
Non-cash Stock Compensation	1,328	-	-	-	1,328
Service Adjusted Operating Income*	$9,629	$-	$-	$-	$9,629

Distribution Operating Income	$1,439	$-	$-	-	1,439
Depreciation & Amortization	1,908	-	-	-	1,908
Executive Transition Costs (1)	245	-	-	-	245
Transaction Expenses (2)	104	-	-	-	104
Non-cash Stock Compensation	650	-	-	-	650
Distribution Adjusted Operating Income*	$4,346	$-	$-	$-	$4,346

	Fiscal 2026
Segment Breakdown	Q1	Q2	Q3	Q4	YTD
Service Operating Income (Loss)	$2,566	$920	$(2,052)	$3,508	$4,942
Depreciation & Amortization	3,763	4,562	5,175	5,143	18,643
Executive Transition Costs (1)	-	-	519	630	1,149
Transaction Expenses (2)	28	496	45	175	744
Non-cash Stock Compensation	801	1,301	1,459	1,746	5,307
Service Adjusted Operating Income*	$7,158	$7,279	$5,146	$11,202	$30,785

Distribution Operating Income	$2,772	$2,585	$2,140	$824	$8,321
Depreciation & Amortization	1,842	1,925	1,955	1,807	7,529
Executive Transition Costs (1)	-	-	252	305	557
Transaction Expenses (2)	-	-	-	-	-
Non-cash Stock Compensation	329	538	602	773	2,242
Distribution Adjusted Operating Income*	$4,943	$5,048	$4,949	$3,709	$18,649

*See Note 1 on page 4 for a description of the non-GAAP financial measures.
(1) Costs incurred in connection with the CEO transition plan.
(2) Expenses incurred in connection with acquisitions.

TRANSCAT, INC.
Adjusted Net Income and Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2027
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,331	$-	$-	$-	$1,331
Amortization Expense	3,598	-	-	-	3,598
Executive Transition Costs (1)	736	-	-	-	736
Transaction Expenses (2)	628	-	-	-	628
Acquisition Stock Expense (3)	186	-	-	-	186
Income Tax Effect @ 31.6%	(1,627)	-	-	-	(1,627)
Adjusted Net Income*	$4,852	$-	$-	$-	$4,852

Diluted Average Shares Outstanding	9,473	-		-	9,473

Diluted Earnings Per Share	$0.14	$-	$-	$-	$0.14

Amortization Expense	0.38	-	-	-	0.38
Executive Transition Costs (1)	0.08	-	-	-	0.08
Transaction Expenses (2)	0.07	-	-	-	0.07
Acquisition Stock Expense (3)	0.02	-	-	-	0.02
Income Tax Effect @ 31.6%	(0.17)	-	-	-	(0.17)

Adjusted Diluted Earnings Per Share*	$0.51	-	-	-	$0.51

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income (Loss)	$3,261	$1,269	$(1,101)	$1,947	$5,376
Amortization Expense	2,844	3,461	3,977	3,488	13,770
Executive Transition Costs (1)	-	-	771	935	1,706
Transaction Expenses (2)	28	496	45	175	744
Acquisition Stock Expense (3)	145	226	291	290	952
Income Tax Effect @ 32%	(754)	(1,297)	(1,601)	(1,598)	(5,251)
Adjusted Net Income*	$5,524	$4,155	$2,382	$5,237	$17,297

Diluted Average Shares Outstanding	9,389	9,399	9,329	9,398	9,380

Diluted Earnings (Loss) Per Share	$0.35	$0.14	$(0.12)	$0.21	$0.57

Amortization Expense	0.30	0.37	0.43	0.37	1.47
Executive Transition Costs (1)	-	-	0.08	0.10	0.18
Transaction Expenses (2)	-	0.05	-	0.02	0.08
Acquisition Stock Expense (3)	0.02	0.02	0.03	0.03	0.10
Income Tax Effect @ 32%	(0.08)	(0.14)	(0.17)	(0.17)	(0.56)

Adjusted Diluted Earnings Per Share*	$0.59	$0.44	$0.26	$0.56	$1.84
*See Note 1 on page 4 for a description of the non-GAAP financial measures.
# Calculated by dividing Adjusted EBITDA* by Revenue.
(1) Costs incurred in connection with the CEO transition plan.
(2) Expenses incurred in connection with acquisitions.
(3) Stock compensation expense incurred that is related to grants to employees that were acquired with recent acquisitions.

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2027 Q1	FY 2026 Q1	$	%
Service Revenue	$62,559	$49,144	$13,415	27.3%
Cost of Revenue	41,381	32,935	8,446	25.6%
Gross Profit	$21,178	$16,209	$4,969	30.7%
Gross Margin	33.9%	33.0%

Selling, Marketing & Warehouse Expenses	$7,599	$5,866	$1,733	29.5%
General and Administrative Expenses	11,299	7,777	3,522	45.3%
Operating Income	$2,280	$2,566	$(286)	(11.1)%
% of Revenue	3.6%	5.2%

			Change
DISTRIBUTION	FY 2027 Q1	FY 2026 Q1	$	%
Distribution Revenue	$30,386	$27,280	$3,106	11.4%
Cost of Revenue	20,830	17,668	3,162	17.9%
Gross Profit	$9,556	$9,612	$(57)	(0.6%)
Gross Margin	31.4%	35.2%

Selling, Marketing & Warehouse Expenses	$3,775	$3,649	$126	3.4%
General and Administrative Expenses	4,342	3,191	1,151	36.1%
Operating Income	$1,439	$2,772	$(1,333)	(48.1%)
% of Revenue	4.7%	10.2%

			Change
TOTAL	FY 2027 Q1	FY 2026 Q1	$	%
Total Revenue	$92,945	$76,424	$16,521	21.6%
Total Cost of Revenue	62,211	50,603	11,608	22.9%
Gross Profit	$30,734	$25,821	$4,913	19.0%
Gross Margin	33.1%	33.8%

Selling, Marketing & Warehouse Expenses	$11,374	$9,515	$1,859	19.5%
General and Administrative Expenses	15,641	10,968	4,673	42.6%
Operating Income	$3,719	$5,338	$(1,620)	(30.3)%
% of Revenue	4.0%	7.0%

TRANSCAT, INC.
Service Organic Revenue, Operating Free Cash Flow, and Net Debt
(Dollars in thousands)
(Unaudited)

Service Organic Revenue
	First Quarter Ended
	June 27,	June 28,	Change
	2026	2025	$	%
Service Revenue	$62,559	$49,144	$13,415	27%
Less: Acquired Revenue (1)	(6,930)	-
Less: Freight Billed to Customer	(861)	(603)
Service Organic Revenue *	$54,768	$48,541	$6,227	13%
(1) Defined as revenue generated by an acquired business for twelve months after the closing of an acquisition.

Operating Free Cash Flow
	Three Months Ended
	June 27,	June 28,
	2026	2025
Net cash provided by operations	$8,817	$3,623
Capital Expenditures	(3,982)	(4,598)
Operating Free Cash Flow*	$4,835	$(975)

Net Debt
	June 27,	March 28,
	2026	2026
Long-Term Debt	$110,385	$99,885
Less: Cash and Cash Equivalents	(6,709)	(4,942)
Net Debt *	$103,676	$94,943

*See Note 1 on page 4 for a description of the non-GAAP financial measures.